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                                                                  Exhibit 99.11

                                   M F S(SM)
                           MFS INVESTMENT MANAGEMENT(R)

                           MFS INVESTMENT MANAGEMENT
             500 Boylston Street, Boston, Massachusetts 02116-3741
                                  617-954-5000

James R. Bordewick, Jr.
Senior Vice President and Associate General Counsel
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA  02116
Phone: (617) 954-5182
Fax:   (617) 954-7760

February 18, 2005

MFS Core Growth Fund A Series of MFS Series Trust I Ladies and Gentlemen:

I have acted as counsel to the MFS Core Growth Fund (the "Core Growth Fund"), a series of MFS Series Trust I, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the "Commission") on or about February 18, 2005 (the "Registration Statement"), with respect to an indefinite number of Shares of Beneficial Interest (no par value) (the "Shares") of the Core Growth Fund to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement and Plan") adopted by MFS Series Trust II, a Massachusetts business trust, on behalf of the MFS Large Cap Growth Fund, a series of MFS Series Trust II, and the Trust on behalf of the Core Growth Fund.

            In connection with this opinion, I have examined the following documents:

            (a)     the Registration Statement;

            (b)     the Agreement and Plan;

            (c) a certificate of the Secretary of State of The Commonwealth of Massachusetts as to the existence of the Trust;

            (d) copies of the Trust's Amended and Restated Declaration of Trust ("Declaration of Trust") and of all amendments thereto on file in the office of the Secretary of State; and

            (e) Trust's Amended and Restated By-Laws and certain votes of the Trustees of the Trust.

            In such examination, I have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form and the legal competence of each individual executing any document. I have also assumed, for the purposes of this opinion, that the Agreement and Plan, in substantially the form reviewed by me, is duly delivered by the parties thereto and that all of the conditions set forth in "Information About the Reorganization" in the Registration Statement shall have occurred prior to the issuance and sale of the Shares.

            This opinion is based entirely on my review of the documents listed above. I have made no other review or investigation of any kind whatsoever, and I have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

            This opinion is limited solely to the laws of The Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which I express no opinion) as applied by courts in such Commonwealth.

            I understand that all of the foregoing assumptions and limitations are acceptable to you.

            Based upon and subject to the foregoing, please be advised that it is my opinion that the Shares, when issued and sold in accordance with the Registration Statement, the Agreement and Plan and the Trust's Declaration of Trust and By-laws, will be legally issued, fully paid and non-assessable, except that shareholders of the Trust may under certain circumstances be held personally liable for the Trust's obligations.

            A copy of the Trust's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. I note specifically that the obligations of or arising out of the Agreement and Plan are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its interest under the Agreement and Plan. I further note that the assets and liabilities of each series of the Trust, such as the Core Growth Fund, are separate and distinct and that the Core Growth Fund's obligations of or arising out of the Agreement and Plan are binding solely upon the assets or property of the Core Growth Fund

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              JAMES R. BORDEWICK, JR.

                                              James R. Bordewick, Jr.